Exhibit 10.35

EMPLOYEE RESTRICTED STOCK AGREEMENT

This Employee Restricted Stock Agreement, dated as of November 30, 2012 (the “Grant Date”), between Univar Inc., a Delaware corporation, and the employee whose name appears on the signature page hereof, is being entered into pursuant to the Univar Inc. 2011 Stock Incentive Plan. The meaning of capitalized terms may be found in Section 7.

The Company and the Employee hereby agree as follows:

Section 1. Grant of Restricted Stock. Subject to the terms of this Agreement, the Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of the number of shares of Restricted Stock specified on the signature page hereof. This Agreement is entered into pursuant to, and the terms of the Restricted Stock are subject to, the terms of the Plan. As of the Grant Date, one or more stock certificates registered in the Employee’s name and representing the Restricted Stock will be delivered on behalf of the Employee to the Secretary of the Company, to be held in custody of the Secretary of the Company. The Employee agrees that, within twenty days of the Grant Date, the Employee shall give notice to the Company as to whether or not the Employee has made an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Stock.

Section 2. Vesting and Forfeiture

(a) Based on Continued Employment. The Restricted Stock shall vest in four equal installments on the first through fourth anniversaries of the Grant Date, subject to the Employee’s continued employment with the Company or any Subsidiary through the applicable vesting date.

(b) Effect of a Change in Control. In the event of a Change in Control occurring prior to the fourth anniversary of the Grant Date, subject to the Employee’s continued employment with the Company or any Subsidiary from the Grant Date to the date of the Change in Control, any Restricted Stock which is unvested shall automatically become vested upon the occurrence of the Change in Control.

(c) Discretionary Acceleration. The Board, in its sole discretion, may accelerate the vesting of all or a portion of the Restricted Stock at any time and from time to time.

(d) Effect of Termination of Employment. If the Employee’s employment with the Company is terminated (i) by the Employee with Good Reason, (ii) by the Company without Cause or (iii) in a Special Termination (i.e., by reason of the Employee’s death or Disability), then (A) a number of shares of the Employee’s then-unvested Restricted Stock shall become vested as of the date of termination equal to the product of (x) the number of shares of Restricted Stock held by the Employee that would have vested if the Employee’s employment with the Company had continued until the next following anniversary of the Grant Date multiplied by (y) a fraction, the numerator of which is the number of days that have elapsed from the later of the Grant Date or the most recent anniversary of the Grant Date and the denominator of which is 365, and (B) any remaining shares of Restricted Stock held by the Employee after the application of clause (A) shall be forfeited as of the date of termination. Upon termination of the Employee’s employment with the Company and its Subsidiaries by the Company for Cause or by the Employee without Good Reason, any unvested Restricted Stock shall be forfeited as of the date of termination.

(e) No Other Accelerated Vesting. The vesting provisions set forth in this Section 2, or expressly set forth in the Plan, shall be the exclusive vesting provisions applicable to the shares of Restricted Stock and shall supersede any other provisions relating to vesting, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.

Section 3. Dividend Equivalents

If the Company pays any cash dividend or similar cash distribution on the Common Stock, the Company shall credit to the Employee’s account an amount equal to the product of (x) the number of shares of unvested Restricted Stock as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Common Stock. Any cash amounts credited to the Employee’s account shall be paid to the Employee on the applicable Vesting Date (as defined below). If the Company makes any dividend or other distribution on the Common Stock in the form of Common Stock or other securities, the Company will credit the Employee’s account with that number of additional shares of Common Stock or other securities that would have been distributed with respect to that number of shares of Common Stock underlying the unvested Restricted Stock as of the record date thereof. Any such additional shares of Common Stock or other securities shall be subject to the same vesting restrictions as apply to the Restricted Stock.

Section 4. Vesting of Restricted Stock

On each date on which shares of Restricted Stock become vested pursuant to this Agreement (each, a “Vesting Date”), subject to Section 8(a), the shares of Restricted Stock that have then vested (the “Vested Shares”) shall cease to be subject to this Agreement and shall instead be subject to the terms and conditions of the Subscription Agreement.

Section 5. Employee’s Representations and Warranties

(a) Access to Information, Etc. The Employee represents and warrants as follows:

(i) the Employee understands the terms and conditions that apply to the Restricted Stock and the risks associated with the Restricted Stock;

(ii) the Employee has a good understanding of the English language; and

(iii) as of the Grant Date, the Employee is an officer or employee of the Company or one of its Subsidiaries.

(b) No Right to Awards. The Employee acknowledges and agrees that the grant of any Restricted Stock (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and its Subsidiaries; and (iii) should not be construed as creating any obligation on the part of the Company or any of its Subsidiaries to offer any Restricted Stock in the future.

(c) Investment Intention. The Employee represents and warrants that the Employee has been awarded the Restricted Stock and any Vested Shares delivered in respect thereof for his or her own account for investment and not on behalf of any other person or with a view to, or for sale in connection with, any distribution of the Restricted Stock.

Section 6. Restriction on Transfer; Legending.

(a) The Restricted Stock is not assignable or transferable, in whole or in part, and it may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise). Any purported Transfer in violation of this Section 6 shall be void ab initio.

(b) Prior to the applicable Vesting Date, a restrictive legend shall be placed on any certificates representing the shares of Restricted Stock that makes clear that the shares are subject to the vesting conditions set forth in this Agreement and a notation shall be made in the appropriate records of the Company or any transfer agent indicating that the shares are subject to such restrictions. Following the Vesting Date, the Vested Shares shall contain such legends as are contemplated by the Subscription Agreement.

Section 7. Certain Definitions As used in this Agreement, capitalized terms that are not defined herein have the respective meanings given to them in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Restricted Stock Agreement, as amended from time to time in accordance with the terms hereof.

“Company” means Univar Inc., provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and its Subsidiaries that employ the Employee.

“Employee” means the grantee of the Restricted Stock whose name is set forth on the signature page of this Agreement; provided that following such person’s death the “Employee” shall be deemed to include such person’s beneficiary or estate and following such person’s Disability, the “Employee” shall be deemed to include such person’s legal representative.

“Grant Date” has the meaning given in the Preamble.

“Plan” means the Univar Inc. 2011 Stock Incentive Plan, as previously adopted by the Company and as amended from time to time in accordance with its terms.

“Restricted Stock” means the Common Stock evidenced by (and subject to the terms and conditions of) this Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

“Subscription Agreement” means the Subscription Agreement attached hereto as Exhibit A.

“Transfer” has the meaning given in the Subscription Agreement.

“Vested Shares” has the meaning given in Section 4.

“Vesting Date” has the meaning given in Section 4.

Section 8. Miscellaneous

(a) Withholding. The Company or one of its Subsidiaries shall require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding obligations that may arise in connection with the vesting of the Restricted Stock.

(b) Authorization to Share Personal Data. The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge such personal data to the Company if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(c) Voting Proxy. Prior to the vesting thereof, the Employee hereby irrevocably grants to the Investors the same voting proxy with respect to the Restricted Stock as would apply pursuant to Section 3 of the Subscription Agreement if the shares of Restricted Stock were Vested Shares.

(d) No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(e) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(i) if to the Company, to it at:

Univar Inc.

17425 NE Union Hill Road

Redmond, Washington 98052

Attention:    General Counsel

Facsimile:    (425) 889-3500

(ii) if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee; and

copies of any notice or other communication given under this Agreement shall also be given to:

CD&R Univar Holdings, L.P.,

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention:    Theresa Gore

Facsimile:    (212) 407-5252

and

CVC Capital Partners

712 Fifth Avenue, 43rd Floor

New York, New York 10019

Attention:    Gijs Vuursteen

Facsimile:    (212) 265-6375

with copies (each of which shall not by itself constitute notice hereunder) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:    Paul Bird

Facsimile:    (212) 521-7435

and

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention:    George Sampas

Facsimile:    (212) 291-9131

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(f) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g) Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(h) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other.

(i) Applicable Law; Interpretation. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction. Notwithstanding the final and binding effect of the Board’s determinations, interpretations or other actions pursuant to Section 2.2 of the Plan, in the event of any proceeding where such determination, interpretation or other actions is at issue, no special deference shall be afforded to such determination as it applies to the Employee and it shall be reviewed de novo.

(j) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

UNIVAR INC.

By:

	Name:	Amy E. Weaver
	Title:	Executive Vice President, General Counsel and Secretary

THE EMPLOYEE:

	Name:	J. Erik Fyrwald

Total Number of Shares

of Restricted Stock Granted

Pursuant to this Agreement:

1,000,000